Exhibit 99.1

VivoSim Provides Financial and Listing Compliance Update

San Diego, CA — August 6, 2026 — VivoSim Labs, Inc. (Nasdaq: VIVS) (the “Company” or “VivoSim”), a provider of next-generation New Approach Methodologies (NAM) 3d human cellular models for preclinical safety, today announced that on August 4, 2026, we received notice from the Listing Qualifications Staff of The Nasdaq Stock Market LLC indicating that the Company has regained compliance with Nasdaq Listing Rule 5550(b)(1) which requires registrants to maintain a minimum stockholders’ equity of $2.5M.

Subsequent to the filing of its recent Annual Report on Form 10-K for the fiscal year ended March 31, 2026, filed with the SEC on July 14, 2026 (the “Form 10-K”), the Company received a $5.0 million milestone payment from Eli Lilly and Company, and $1.0 million of additional cash was released from escrow on July 22, 2026, both in connection with the Company’s previous sale of its FXR program to Eli Lilly and Company. The Company also completed a financing on July 17, 2026, issuing pre-funded warrants and common warrants at a combined purchase price of $0.85 per share of common stock underlying the pre-funded warrants and received gross proceeds of $4.0 million, with net proceeds of approximately $3.6 million.

The Company is drawing attention to these events because the timing of the events means they were not reflected in the Company’s audited financial statements for the year ended March 31, 2026 included in Form 10-K and will not be in the financial statements in the Company’s upcoming Quarterly Report on Form 10-Q filing for the period ended June 30, 2026.

As of August 3, 2026, the Company’s cash on hand was approximately $10.1 million. Due to the significant events described above that occurred in July after the close of both the last fiscal year, the year ended March 31, 2026 and the first quarter of this fiscal year 2027, the quarter ending June 30, 2026, the Company is providing this additional information to investors in order to complement the financial statements previously included in the Company’s annual and quarterly filings with the SEC in order to provide stockholders and the public with updated information.

As of June 30, 2026, the Company had 3,194,295 shares of common stock outstanding, and as of August 3, 2026, the Company had 13,390,789 shares of common stock outstanding, which reflects 9,896,718 shares of common stock issued between July 15, 2026 and July 31, 2026 upon exercise of certain warrants to purchase common stock.

The Company reiterates its previously announced guidance that it anticipates 500%+ revenue growth in Fiscal Year 2027 given its progress in marketing contract research services using NAMs models to pharmaceutical companies.

Preliminary Financial Information

The unaudited financial information presented in this press release is preliminary and may change. The Company undertakes no obligation to update or supplement the information provided in this press release. The preliminary financial information included in this press release reflects the Company’s current estimates based on information available as of the date hereof and has been prepared by the Company’s management. This preliminary financial information should not be viewed as a substitute for full financial statements prepared in accordance with the Generally Accepted Accounting Principles and is not necessarily indicative of the results to be achieved for any future periods. This preliminary financial information could be impacted by the effects of financial closing procedures, final adjustments and other developments.

About VivoSim Labs

VivoSim Labs, Inc. (“VivoSim” and the “Company”), is a pharmaceutical and biotechnology services company that is focused on providing testing of drugs and drug candidates in three-dimensional (“3D”) human tissue models of liver and intestine. The Company offers partners liver and intestinal toxicology insights using its new approach methodologies (“NAM”) models. The Company anticipates accelerated adoption of human tissue models following the U.S. Food and Drug Administration (“FDA”) Roadmap to refine animal testing requirements in favor of these non-animal NAM methods. VivoSim Labs operates from San Diego, CA. Visit www.vivosim.ai.

Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on current expectations but are subject to a number of risks and uncertainties. Forward-looking statements include statements regarding the Company’s cash on hand, revenue growth guidance and the Company’s progress in marketing contract research services using NAMs models to pharmaceutical companies. Such forward-looking statements are not guarantees of performance and actual actions or events could differ materially from those contained in such statements. These risks and uncertainties and other factors are identified and described in more detail in the Company’s filings with the SEC, including its Annual Report on Form 10-K filed with the SEC on July 14, 2026. You should not place undue reliance on these forward-looking statements, which speak only as of the date that they were made. These cautionary statements should be considered with any written or oral forward-looking statements that the Company may issue in the future. Except as required by applicable law, including the securities laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events, or circumstances or to reflect the occurrence of unanticipated events.

Contact(s):

Investor Relations

info@vivosim.ai
VivoSim Labs, Inc.